Exhibit 99.(h)(9)

EXHIBIT A

Effective December 29, 2025

1.	Licensed Benchmarks

WisdomTree U.S. Dividend Index

WisdomTree U.S. High Dividend Index

WisdomTree U.S. LargeCap Dividend Index

WisdomTree U.S. MidCap Dividend Index

WisdomTree U.S. SmallCap Dividend Index

WisdomTree U.S. LargeCap Index

WisdomTree U.S. MidCap Index

WisdomTree U.S. SmallCap Index

WisdomTree International Equity Index

WisdomTree International High Dividend Index

WisdomTree True Developed International Index

WisdomTree International MidCap Dividend Index

WisdomTree International SmallCap Dividend Index

WisdomTree Europe SmallCap Dividend Index

WisdomTree Global High Dividend Index

WisdomTree Global Dividend Index

WisdomTree Japan Hedged Equity Index

WisdomTree Japan SmallCap Dividend Index

WisdomTree Japan SmallCap Equity Index

WisdomTree Global ex-U.S. Quality Growth Index

WisdomTree Emerging Markets ex-State-Owned Enterprises Index

WisdomTree Europe Hedged Equity Index

WisdomTree Europe Hedged SmallCap Equity Index

WisdomTree Europe Equity Index

WisdomTree Emerging Markets High Dividend Index

WisdomTree Emerging Markets SmallCap Dividend Index

WisdomTree U.S. Quality Dividend Growth Index

WisdomTree U.S. SmallCap Quality Dividend Growth Index

WisdomTree Japan Dividend Index

WisdomTree Europe Quality Dividend Growth Index

WisdomTree International Hedged Quality Dividend Growth Index

WisdomTree Hedged SmallCap Dividend Index

WisdomTree China ex-State-Owned Enterprises Index

WisdomTree Dynamic International Equity Index

WisdomTree Dynamic International SmallCap Equity Index

WisdomTree International Quality Dividend Growth Index

WisdomTree Emerging Markets Dividend Index

WisdomTree U.S. Quality Corporate Bond Index

WisdomTree U.S. Short-Term Quality Corporate Bond Index

WisdomTree U.S. High Yield Corporate Bond Index

WisdomTree Low P/E Index

WisdomTree U.S. Short-Term High Yield Corporate Bond Index

WisdomTree U.S. Quality BBB Corporate Bond Index

WisdomTree U.S. Short-Term BBB Corporate Bond Index

WisdomTree Dynamic Currency Hedged International Quality Dividend Growth Index

WisdomTree U.S. Multifactor Index

WisdomTree U.S. High Yield Corporate Bond, Zero Duration Index

WisdomTree Team8 Cybersecurity Index

WisdomTree BioRevolution Index

WisdomTree Artificial Intelligence and Innovation Index

WisdomTree U.S. Quality Growth Index

WisdomTree U.S. MidCap Quality Growth Index

WisdomTree U.S. SmallCap Quality Growth Index

WisdomTree India Hedged Equity Index

WisdomTree India Equity Index

WisdomTree India Earnings Index

WisdomTree New Economy Real Estate Index

WisdomTree European Opportunities Index

WisdomTree European Opportunities Equity Index

WisdomTree Battery Value Chain and Innovation Index

WisdomTree Japan Opportunities Index

WisdomTree Japan Opportunities Equity Index

WisdomTree GeoAlpha Opportunities Index

WisdomTree True Emerging Markets Index

WisdomTree Europe Defense Index

WisdomTree Asia Defense Index

WisdomTree Global Defense Index

WisdomTree Classiq Quantum Computing Index

1.	Licensed Marks

WISDOMTREE HIGH-YIELDING EQUITY